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                                                                    Exhibit 23.2


              [Letterhead of Netherland, Sewell & Associates, Inc.]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the references to our firm, to the references to our reports to Chieftain International Inc. (the "Company") and to the use of our reports to the Company, included or incorporated by reference, in each of (i) the Prospectus Supplement dated November 10, 1999 relating to the sale by the Company of 2,500,000 of its common shares (exclusive of over-allotment option) and (ii) the Prospectus dated October 20, 1999 relating to the sale by the Company, from time to time, of up to $300,000,000 of its common shares, preferred shares, debt securities and warrants.




                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By: /s/ Frederic D. Sewell
                                          ----------------------------------
                                          Frederic D. Sewell
                                          President



Dallas, Texas
November 15, 1999